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                                                                     EXHIBIT 5.1

                           GARDNER, CARTON & DOUGLAS
                             321 North Clark Street
                                   Suite 3200
                            Chicago, Illinois 60610

                                 March 21, 1997



APACHE Medical Systems, Inc.
1650 Tysons Boulevard
McLean, Virginia  22102


     Re: Registration Statement on Form S-8


Ladies and Gentlemen:

     We have acted as counsel to APACHE Medical Systems, Inc., a Delaware corporation (the "Corporation"), in connection with the filing of a Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement registers: (i) 425,841 shares of Common Stock of the Corporation, par value $.01 per share (the "Common Stock"), reserved for issuance under the Corporation's Amended and Restated Employee Stock Option Plan (the "Option Plan"); (ii) 1,270,748 shares of Common Stock reserved for issuance upon the exercise of currently outstanding options granted under the Option Plan; (iii) 57,500 shares of Common Stock reserved for issuance under the Corporation's Non-Employee Director Stock Option Plan (the "Director Plan" and together with the Option Plan, the "Plans") and (iv) 12,500 shares of Common Stock reserved for issuance upon the exercise of currently outstanding options granted under the Director Plan. In that capacity, we have reviewed the Amended and Restated Certificate of Incorporation and By-laws of the Corporation, both as amended to date, the Registration Statement, the Plans, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plans and the issuance of the Common Stock under the Plans and such other instruments as we have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, we are of the opinion that the Common Stock to be offered under the Plans has been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                                Very truly yours,

                                                Gardner, Carton & Douglas